Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-105969) pertaining to the MOD-PAC CORP. 2002 Stock Option Plan, MOD-PAC CORP. 2002 Director Stock Option Plan and MOD-PAC CORP. Employee Stock Purchase Plan of our report dated January 28, 2005, with respect to the consolidated financial statements and schedule of MOD-PAC CORP. included in its Annual Report (Form 10-K) for the year ended December 31, 2004.

ERNST & YOUNG LLP

Buffalo, New York
March 9, 2005

47